UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2025

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-40730	85-1873463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12915 Old Virginia Road Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 622-3448

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DFLI	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock	DFLIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 8.01 of this Current Report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On April 25, 2025, Dragonfly Energy Holdings Corp. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada to increase the number of authorized shares of the Company’s common stock, par value of $0.0001 per share (“Common Stock”) from 250,000,000 shares to 400,000,000 shares. The Amendment was approved by the Company’s stockholders at the Special Meeting (as defined below) and became effective upon filing.

The foregoing description of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of such document, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 25, 2025, the Company held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, four proposals were submitted to the Company’s stockholders. The final voting results were as follows:

Proposal 1

The Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of more than 20% of the Company’s issued and outstanding Common Stock underlying certain warrants issued or to be issued by the Company (“Proposal 1”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,865,285	394,756	13,414	1,288,227

Proposal 2

The Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding Common Stock underlying shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), issued or to be issued by the Company pursuant to the Securities Purchase Agreement, dated February 26, 2025, by and between the Company and the investor named therein (“Proposal 2”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,864,611	394,614	14,230	1,288,227

Proposal 3

The Company’s stockholders approved an amendment to the Company’s Articles of Incorporation to increase the number of shares of the Common Stock authorized for issuance thereunder from 250,000,000 to 400,000,000 (“Proposal 3”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,695,723	853,394	12,565	N/A

Proposal 4

The Company’s stockholders approved the adjournment of the Special Meeting in the event that the number of shares of Common Stock present or represented by proxy at the Special Meeting and voting “FOR” the approval of Proposals 1, 2 and 3 are insufficient to approve such proposals. Adjournment of the Special Meeting was deemed not necessary, because there were sufficient votes at the time of the Special Meeting to approve Proposals 1, 2 and 3.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,283,724	231,785	46,173	N/A

Item 8.01 Other Events.

As previously reported, on February 26, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single institutional investor (the “Purchaser”), pursuant to which the Company sold in a registered direct offering (the “Registered Direct Offering”), 180 shares of Series A Preferred Stock, at a price of $10,000 per share, which shares are convertible into shares of Common Stock as set forth in the Certificate of Designation of the Rights and Preferences for the Series A Preferred Stock (the “Certificate of Designation”). Concurrently with the Registered Direct Offering and pursuant to the terms of the Purchase Agreement, the Company sold to the Purchaser, in the initial closing of a private placement (the “Private Placement”), 170 shares of Series A Preferred Stock at a price of $10,000 per share, which shares are convertible into shares of Common Stock as set forth in the Certificate of Designation, and warrants to purchase up to 4,000 shares of Series A Preferred Stock, with an exercise price equal to $10,000 per share. The closing of the Registered Direct Offering and the initial closing of the Private Placement occurred on February 27, 2025.

On April 28, 2025, pursuant to the Purchase Agreement, the Company sold to the Purchaser, in a second and final closing of the Private Placement (the “Second Closing”), 450 shares of Series A Preferred Stock at a price of $10,000 per share, initially convertible into shares of Common Stock at a conversion price of $0.594 per share. The Floor Price (as defined in the Certificate of Designation) for the Series A Preferred Stock issued in the Second Closing is $0.10902.

The Series A Preferred Stock issued in the Second Closing were sold and issued without registration under the Securities Act of 1933, as amended, (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation of Dragonfly Energy Holdings Corp., dated April 25, 2025.
104	Cover Page Interactive Date File (embedded within the Inline XRBL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGONFLY ENERGY HOLDINGS CORP.

Dated: April 28, 2025	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	Chief Executive Officer, Interim Chief Financial Officer and President